UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 7, 2009

KSW, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27290	11-3191686
(Commission File Number)	(IRS Employer Identification No.)

37-16 23rd Street
Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 361-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 29, 2009, Mr. Innis O'Rourke, Jr., a director of KSW, Inc., passed away.  Mr. O’Rourke had been a member of KSW's Board of Directors since 2004 and was also a member of the Audit Committee of KSW's Board of Directors.  Mr. O’Rourke had previously been nominated by the Board of Directors for re-election as a Class II Director at the Company’s Annual Meeting of Stockholders, scheduled for May 7, 2009 at 2:00 PM.

At the regular meeting of the Board of Directors of KSW, Inc., held at 11:00 AM on May  7, 2009, Mr. Edward T. La Grassa was unanimously nominated by the Board of Directors to run for the Class II Director’s seat in place of Mr. O’Rourke.  Mr. La Grassa was then elected to the Board of Directors by the Company’s shareholders at the Annual Meeting.

The Board of Directors has appointed Mr. La Grassa to sit on the Company’s Audit Committee.  Mr. La Grassa is a Registered Architect with broad experience in real estate and finance.  The Board of Directors has determined that he meets the criteria for independence applicable to a member of an audit committee, as required by the rules of the NASDAQ stock exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSW, INC.

By:	/s/ Richard W. Lucas
Name:	Richard W. Lucas
Title:	Chief Financial Officer

Date: May 8, 2009